UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	27-0312904 (IRS Employer Identification No.)

1601 Utica Avenue South, Suite 900 St. Louis Park (Address of principal executive offices)	MN 55416 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.375% Senior Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates (if applicable): File No. 333-277271

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant's Securities to be Registered.

The description of the 9.375% Senior Notes due 2030 of Two Harbors Investment Corp. (the “Registrant”) is set forth under the heading “Description of the Notes” included in the Registrant’s prospectus supplement dated May 6, 2025, as filed with the Securities and Exchange Commission (the “Commission”) on May 8, 2025, pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and under the heading “Description of Debt Securities” in the accompanying prospectus that constitutes a part of the Registrant’s registration statement on Form S-3 (File No. 333-277271), which was filed with the Commission on February 22, 2024, which information is incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description
3.1	Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to Annex B filed with Amendment No. 4 to the Registrant’s Registration Statement on Form S-4 filed with the SEC on October 8, 2009).
3.2	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 99.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 19, 2012).
3.3	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).
3.4	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2017).
3.5	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2020).
3.6	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp., (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
3.7	Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on November 2, 2022).
3.8	Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.3 of the Registrant’s Form 8-A filed with the SEC on March 13, 2017).

3.9	Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.625% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.4 of the Registrant’s Form 8-A filed with the SEC on July 17, 2017).
3.10	Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. designating the shares of 7.25% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock, $0.01 par value per share (incorporated by reference to Exhibit 3.7 of the Registrant’s Form 8-A filed with the SEC on November 22, 2017).
3.11	Articles Supplementary to the Articles of Amendment to the Articles of Amendment and Restatement of Two Harbors Investment Corp. reclassifying and redesignating (i) all 3,000,000 authorized but unissued shares of 7.75% Series D Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated preferred stock, and (ii) all 8,000,000 authorized but unissued shares of 7.50% Series E Cumulative Redeemable Preferred Stock, $0.01 par value per share, as shares of undesignated preferred stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the SEC on March 19, 2021).
3.12	Amended and Restated Bylaws of Two Harbors Investment Corp. (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the SEC on September 23, 2020).
4.1	Indenture, dated as of January 19, 2017, between Two Harbors Investment Corp. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on January 19, 2017).
4.2	Second Supplemental Indenture, dated as of February 1, 2021, between Two Harbors Investment Corp. and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K file with the SEC on February 1, 2021).
4.3	Third Supplemental Indenture, dated as of May 5, 2025, among Two Harbors Investment Corp., The Bank of New York Mellon Trust Company, N.A., as original trustee, and U.S. Bank Trust Company, National Association, as series trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K file with the SEC on May 7, 2025).
4.4*	Fourth Supplemental Indenture, dated as of May 13, 2025, between the Registrant and U.S. Bank Trust Company, National Association, as trustee.
4.5*	Form of 9.375% Senior Notes Due 2030 of the Registrant (attached as Exhibit A to the Fourth Supplemental Indenture, filed as Exhibit 4.4 hereto).

* Filed herewith.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TWO HARBORS INVESTMENT CORP.

Date: May 13, 2025	By:	/s/ Rebecca B. Sandberg
Name: Rebecca B. Sandberg
Title: Chief Legal Officer and Secretary

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